Entered on Docket
August 11, 2006

Hon. Linda B. Riegle
United States Bankruptcy Judge

Lenard E. Schwartzer, Esq.
Schwartzer & McPherson Law Firm
2850 South Jones Blvd., Suite 1
Las Vegas NV 89146
Telephone: (702) 228-7590
Facsimile: (702) 892-0122
Email: bkfilings@s-mlaw.com
Attorneys for Pacific Magtron International Corp.
And LiveWarehouse, Inc.

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re: **PACIFIC MAGTRON INTERNATIONAL CORPORATION,** a Nevada Corporation, **PACIFIC MAGTRON, INC.,** **PACIFIC MAGTRON (GA), INC.,** **LIVEWAREHOUSE, INC.,** Debtors and Debtors in Possession.	Case Nos. BK-S-05-14331 LBR BK-S-05-14335 LBR BK-S-05-14339 LBR Jointly Administered Under Case No. BK-S-05-14326 LBR Chapter 11 **ORDER CONFIRMING PACIFIC MAGTRON INTERNATIONAL CORPORATION'S FOURTH AMENDED PLAN OF REORGANIZATION AND LIVEWAREHOUSE, INC.'S FOURTH AMENDED PLAN OF REORGANIZATION AND DETERMINING THAT RESOLICITATION IS UNNECESSARY**
Affects all four Debtors: ☐ Affects only: ☒ Pacific Magtron International Corp. ☐ Pacific Magtron, Inc. ☐ Pacific Magtron (GA), Inc. ☒ Livewarehouse, Inc.	<u>Hearing</u>: Date: July 26, 2006 Time: 9:30 a.m.

The Motion for Confirmation of Pacific Magtron International Corp.'s Fourth Amended Plan of Reorganization and LiveWarehouse, Inc. Fourth Amended Plan of Reorganization (the

SCHWARTZER & MCPHERSON LAW FIRM
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"Confirmation Motion") and the Motion for an Order Determining that Resolicitation of Creditors Is Unnecessary (the "Resolicitation Motion," together with the Confirmation Motion, the "Motions") filed by PACIFIC MAGTRON INTERNATIONAL CORP. ("PMIC") and LIVEWAREHOUSE, INC. ("LW"), by and through their counsel, Lenard E. Schwartzer, Esq. of the Schwartzer & McPherson Law Firm, having come before this Court; PMIC and LW requesting this Court to issue an order confirming the PMIC Fourth Amended Plan of Reorganization (the "PMIC Plan") and the LW Fourth Amended Plan of Reorganization (the "LW Plan," collectively with the PMIC Plan, the "Plans"), a copy of which is attached hereto as **Exhibit "1"**, the Court having reviewed (a) the Plans, (b) the Disclosure Statement accompanying the Third Amended Plans of PMIC and LW, (c) the Ballot Summary filed on March 3, 2006, (d) the Motion to Approve Settlement and Compel Execution of Settlement Agreement (the "Settlement Motion"), (e) the Resolicitation Motion, (f) the Confirmation Motion, (g) the Declaration of Martin Nielson in support of Confirmation Motion, (h) the Motion to Approve Settlement and Compel Execution of Settlement Agreement with Theodore Li and Cynthia Lee (the "Settlement Motion"); and (i) the Declaration of Wayne I. Danson in support the Settlement Motion; the Court hearing the representations of counsel for PMIC and LW at the hearing; the only objections to confirmation having been filed on behalf of Theodore Li and Cynthia Lee and those objections having been resolved by the Settlement Motion; the Court having granted the Settlement Motion; the only objections to confirmation having been filed on behalf of Theodore Li and Cynthia Lee and those objections having been resolved by the Settlement Motion; and the Court finding that all the requirements for confirmation for each of the Plans have been met as follows:

1. <u>**11 U.S.C. § 1129(a)(1)**</u>

The Plans properly classify all Claims and Equity Interests. The Plans also meet the requirements of Section 1123(a) of the Bankruptcy Code.

2. <u>**11 U.S.C. § 1129(a)(2)**</u>

PMIC and LW have complied with all the applicable provisions of the Bankruptcy Code, including, but not limited to, Section 1125 of the Bankruptcy Code.

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3. **<u>11 U.S.C. § 1129(a)(3)</u>**

The Plans have been proposed in good faith and not by any means forbidden by law. The issuance of common stock to existing holders of PMIC Series A Preferred Stock and Common Stock constitutes an offer of securities within the purview of Section 1145(a) of the Bankruptcy Code and is not subject to the registration requirements under the Securities Act of 1933, as amended, or any state or local law. Such securities will be issued in exchange for claims of existing shareholders of PMIC. The issuance of common stock to shareholders of Advanced Communications Technologies, Inc. ("ACT") constitutes an offer of securities within the purview of Section 1145(a) of the Bankruptcy Code and is not be subject to the registration requirements under the Securities Act of 1933, as amended, or any state or local law. Such shares will be issued partly in exchange for ACT's claims and partly in exchange for the payment of cash by ACT. None of the recipients of these shares will be deemed an underwriter as specified in Section 1145(a) of the Bankruptcy Code.

The offer and issuance of common stock to the two stockholders of Herborium is exempt from registration under the Securities Act of 1933, as amended by virtue of Rule 506 of Regulation D under the Securities Act of 1933 as PMIC will provide the information required pursuant to Rule 502(b)(2)(ii) (B) and (C), and the merger agreement will contain representations regarding the investment intent of the two Herborium shareholders.

The redemption, reissuance and/or cancellation of Equity Interests pursuant to PMIC Plan and in furtherance of the transactions contemplated thereby are exempt from transfer, stamp or similar taxes under any law pursuant to Section 1146 of the Bankruptcy Code.

4. **<u>11 U.S.C. § 1129(a)(4)</u>**

The Plans and the Disclosure Statement make full disclosure of all payments for services, costs, and expenses incurred in connection with this bankruptcy case.

5. **<u>11 U.S.C. § 1129(a)(5)</u>**

The Plans and Disclosure Statement disclose the identity of those individuals who will serve as management of the reorganized debtors and the compensation to be paid to such insider.

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6. **11 U.S.C. § 1129(a)(6)**

This provision is inapplicable in the instant case inasmuch as PMIC and LW do not charge rates that are regulated by a governmental agency.

7. **11 U.S.C. § 1129(a)(7)**

The Plans provide that Creditors will receive not less than they would receive in liquidation because (a) creditors of LW will be paid in full, and (b) Unsecured Creditors of PMIC will be paid at least $120,000.

8. **11 U.S.C. § 1129(a)(8)**

Creditors comprising impaired PMIC Classes 2 (Unsecured Creditors), 6 (Common Shareholders) and 7 (Preferred Shareholders) have accepted the PMIC Plan. PMIC Classes 1 (Priority) and 3 (IRS) will be paid in full under the Plans and are deemed to have accepted the PMIC Plan. LW Class 1 creditors (Priority) will be paid in full and are deemed to have accepted the LW Plan. LW Class 2 creditors (Unsecured Creditors) have accepted the LW Plan. LW Class 3 (PMIC as shareholder of LW) is unimpaired and will retain its ownership of LW.

9. **11 U.S.C. § 1129(a)(9)**

All Priority Claims in PMIC Class 1 and LW Class 1 shall be paid in full on the Effective Date.

10. **11 U.S.C. § 1129(a)(10)**

PMIC Class 2 and LW Class 2, two impaired classes of non-insider Unsecured Creditors, have accepted the Plans, thereby satisfy the requirements of § 1129(a)(10).

11. **11 U.S.C. § 1129(a)(11)**

LW has sufficient assets to pay all its debt in full and there is no necessity for future liquidation. In this case, the PMIC Plan provides for the payment of creditors and the merger with Herborium, an ongoing business, and there is no necessity or expectation for future liquidation or financial reorganization.

12. **11 U.S.C. § 1129(a)(12)**

All fees due and payable to the United States Trustee pursuant to 28 U.S.C. § 1930 have been paid. After confirmation, until the cases are closed, any fees payable to the United States

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Trustee will be paid by the Disbursing Agent from the operational assets of LW or PMIC/Herborium, as applicable.

13. **<u>11 U.S.C. § 1129(a)(13)</u>**

There are no retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, in controversy.

The Court also finding that (1) the changes in the Plans from the Third Amended Plan and Disclosure Statement to the Fourth Amended Plans only served to clarify classification and distribution details as a result of the Settlement Agreement with the Terminated Executives and other post-solicitation events, and (2) except for very specific and limited creditors, all of whom have accepted the treatment in the Plans (or are forced to accept such treatment as a result of various Court orders), none of the modifications contained in the Plans materially alters or adversely affects the treatment of Creditors beyond what already has been disclosed to creditors in the Third Amended Plan and Disclosure Statement.

The Court also finding that the ¶1.25 of the Plan provides that the Debtors may delay the Effective Date of the Plans for a period of not more than thirty (30) days if necessary to consummate the PMIC/Herborium merger and that the Debtors have decided to exercise that option.

IT IS ORDERED, ADJUDGED AND DECREED that PMIC and LW have given proper notice of the confirmation hearing of the Plans; and

IT IS ORDERED that the Resolicitation Motion be, and hereby is, granted and no further solicitation of Creditors or other parties-in-interest is necessary or required; and

IT IS ORDERED that the Plans meet all the requirements for confirmation set forth in Bankruptcy Code § 1129; and

IT IS ORDERED that the Confirmation Motion is granted and the Plans be, and hereby are, confirmed and shall be binding on all Creditors of PMIC and LW; and

IT IS ORDERED that in accordance with the provisions of the Plans the transfers of property and equity interests required by the Plans shall be exempt from transfer taxes pursuant to Bankruptcy Code § 1146(c); and

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IT IS ORDERED that the executory contracts and unexpired leases of PMIC and LW which were not previously assumed are deemed rejected;

IT IS ORDERED that PMIC, LW, Herborium and ACT and all other necessary parties are authorized and empowered, without further Court order, to execute and deliver any instrument, security agreement or document, and to perform any act, that is necessary, desirable, or required for the consummation of the Plans including, but not limited to, the merger of PMIC and Herborium; and

IT IS ORDERED that the terms of the Plans shall be, and hereby are, deemed binding upon PMIC and LW, any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are impaired under the Plans or whether the holders of such Claims or Equity Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with PMIC and LW and any and all entities who are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plans and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing; and

IT IS ORDERED that consistent with the Plans, PMIC and LW, ACT, as the Disbursing Agent, are hereby authorized to perform and transfer all of the assets free and clear of all liens, claims, interests and encumbrances as provided for in the Plans and to take all actions necessary or appropriate to implement, consummate and effectuate the transactions contemplated thereby, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Plans and the transactions contemplated thereby, all without further action by the Court or corporate action by the directors, members or stockholders (or similar positions) of PMIC and LW; and

IT IS ORDERED that ACT is appointed Disbursing Agent for PMIC and LW; and

IT IS ORDERED that until entry of a final decree, PMIC and LW shall file with the clerk of this Court, not later than twenty (20) days from the end of each calendar quarter which occurs after the entry of this Order, a report of action taken by the respective trusts and the progress toward consummation of the Plans; and

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IT IS ORDERED that the Effective Date of the LW Plan and the PMIC Plan shall be thirty (30) days after the entry of this Order; and

IT IS ORDERED that PMIC and LW shall mail, by first class mail, a copy of this Order to all Creditors and parties in interest.

Prepared and submitted by:

SCHWARTZER & McPHERSON

/s/Lenard E. Schwartzer
Lenard E. Schwartzer
2850 South Jones Blvd., Suite 1
Las Vegas, Nevada 89146
Attorneys for Pacific Magtron, Inc. and
Pacific Magtron (GA), Inc.

Reviewed
OFFICE OF THE UNITED STATES TRUSTEE

By [signature], AUST
300 Las Vegas Blvd. S., Suite 4300
Las Vegas, NV 89101

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SCHWARTZER & MCPHERSON LAW FIRM
2850 South Jones Boulevard, Suite 1
Las Vegas, Nevada 89146-5308
Tel: (702) 228-7590 · Fax: (702) 892-0122